Exhibit 1.2
COMPASS PATHWAYS PLC
AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES
SALES AGREEMENT
October 8, 2021
Cowen and Company, LLC
599 Lexington Avenue
New York, NY 10022
Ladies and Gentlemen:
COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales with registered number 12696098 (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:
1.    Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Cowen, acting as agent and/or principal, American Depositary Shares (the “ADSs”) each representing one (1) of the Company’s ordinary shares, nominal value £0.008 per share (the “Ordinary Shares”), having an aggregate offering price of up to $150,000,000 (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number or dollar amount of ADSs issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of ADSs through Cowen will be effected pursuant to the Registration Statement (as defined below) being filed by the Company and which automatically became or will become effective under Rule 462(e) of the Securities Act (as defined below) upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the ADSs. The ADSs will be issued pursuant to a deposit agreement dated September 22, 2020 (the “Deposit Agreement”), by and among the Company and Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial owners of ADSs issued thereunder. The Company shall, following subscription by Cowen of the Placement Shares, deposit, on behalf of Cowen, the Ordinary Shares represented by such ADSs with Citibank, N.A., as custodian (the “Custodian”) for the Depositary, pursuant to which the Depositary shall deliver the ADSs to Cowen.
The Company shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3, including a base prospectus, relating to certain securities, including the ADSs, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Placement Shares (the “ATM Prospectus”) to the base prospectus included as part of such registration statement, and shall, if necessary, prepare a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company shall furnish to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, if any, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form F-3 or Form S-3, as applicable, filed pursuant to Rule 415(a)(5) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the ATM Prospectus and the Prospectus Supplement, if any, in the form in which such prospectus, ATM Prospectus and/or Prospectus Supplement, if any, have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Placement Shares that (i) is consented to by Cowen, hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).
2.    Placements. Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of shares of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
3.    Sale of Placement Shares by Cowen. Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide Cowen, at Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the ADSs. Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a

Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Placement Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s ADSs are purchased and sold on the principal market on which the ADSs are listed or quoted.
Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Placement Shares pursuant to this Agreement and, by notice to Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Placement Shares, and Cowen shall not be obligated to offer or sell any Placement Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a report on Form 6-K or 8-K, as applicable, or an Annual Report on Form 20-F or 10-K, as applicable, that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
4.    Suspension of Sales.
(a) The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.
(b) If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the ADSs, it shall promptly notify the other party, and Cowen may, at its sole discretion and upon delivery of notice to the Company, suspend sales of the Placement Shares under this Agreement.
(c) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Placement Shares, and Cowen shall not be obligated to sell or offer to sell any Placement Shares.

5.    Settlement.
(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Placement Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b) Delivery of Placement Shares. On or before each Settlement Date and against payment of the purchase price for the relevant Placement Shares, the Company will, or will cause the Depositary or its transfer agent (as applicable) to, electronically transfer the Placement Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or the Depositary or its transfer agent (as applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable documented expense (including reasonable documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
6.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each Time of Sale (as defined below), (iii) each Settlement Date, and (iv) each Bring-Down Date (as defined below) (each date included in (i) through (iv), a “Representation Date”):
(a) Compliance with Registration Requirements. The Registration Statement became or will become effective automatically upon filing with the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Registration Statement is an “automatic shelf registration statement” on Form F-3 as defined in Rule 405 of the Securities Act and was filed not earlier than three (3) years prior to the date hereof.  At the time of the initial filing of the Registration Statement, the Company paid or will pay the required Commission filing fees relating to the Placement Shares in accordance with Rules 457(o) and 457(r) under the Securities Act.  No stop order suspending the effectiveness of the registration statement on Form F-6 (File No. 333-248514) covering the registration of the ADSs to be issued and sold by the Company hereunder through Cowen under the Securities Act (the “ADS Registration Statement”), the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form F3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements or General Instruction I.B.1 of Form F-3.
(b) No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the ADS Registration Statement, the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the ADS Registration Statement, the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Agent’s Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means with respect to each offering of Placement Shares pursuant to this Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Placement Shares.
(c) Offering Materials Furnished to Cowen. The Company has delivered to Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Cowen has reasonably requested. The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to Cowen for use in connection with the public offering of the Placement Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”
(e) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.
(f) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”); provided, however, that the Company will cease, or has ceased, to be an Emerging Growth Company as of December 31, 2021.
(g) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act; provided, however, that the Company will cease, or has ceased, to be a Foreign Private Issuer as of January 1, 2022.
(h) WKSI. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), unless the Company has notified Cowen otherwise, (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163 under the Securities Act, unless the Company has notified Cowen otherwise: the Company is a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act and meets the eligibility requirements for use of Form F-3ASR or Form S-3ASR, as applicable, under the Securities Act.
(i) Incorporation and Good Standing. The Company and each of its subsidiaries (as used herein, as defined in Rule 405 of the Securities Act) have been duly incorporated and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of incorporation. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 20-F or 10-K, as applicable, for the most recently ended fiscal year.
(j) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(k) The Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. Upon due issuance by the Depositary of the Placement Shares (which may be evidenced by American Depositary Receipts (“ADRs”)) against the deposit of the Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Placement Shares will be duly and validly issued and the persons in whose names the Placement Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance and sale of the Placement Shares by the Company and the deposit of the Ordinary Shares with the Depositary and the issuance of the Placement Shares as contemplated by this Agreement and the Deposit Agreement will not trigger any anti-dilution rights of any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company with respect to such Ordinary Shares, ADSs, securities, options, warrants or rights, save for any rights of pre-emption under the United Kingdom Companies Act 2006, as amended (the “CA 2006”), as amended that have been duly waived or disapplied. The Deposit Agreement, the Placement Shares and the ADRs, if applicable, conform in all material respects to the descriptions thereof in the Registration Statement and Prospectus.
(l) The Placement Shares. The Ordinary Shares to be represented by Placement Shares to be issued and sold by the Company hereunder will be duly and validly authorized (including pursuant to section 551 of the CA 2006) and, when allotted, issued and delivered against payment therefor as provided herein, will be duly and validly allotted and issued, fully paid not subject to any call for the payment of further capital and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement and the Prospectus. The Ordinary Shares represented by ADSs may be freely deposited by the Company with the Custodian for the Depositary against issuance of Placement Shares, including ADRs evidencing such Placement Shares, as applicable, in each case as contemplated by the Deposit Agreement. The Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement (including, in respect of Ordinary Shares represented by the ADSs, pursuant to section 551 of the CA 2006) and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement and the Prospectus. The issuance of the Placement Shares and the Ordinary Shares to be represented thereby is not subject to any liens, encumbrances, rights of first refusal, preemptive or similar rights (including those provided by section 561 (1) of the CA 2006 in respect of the Ordinary Shares represented by ADSs). Upon the issuance, sale and delivery of the Placement Shares and the Ordinary Shares to be represented thereby, and payment therefor, the purchaser of the Placement Shares will acquire good, marketable and valid title to such Placement Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. Upon the deposit of the Ordinary Shares underlying the ADSs with the Custodian, or on behalf of the Depositary or any of their respective nominees, the Custodian on behalf of the Depositary or any of their respective nominees will, subject to the terms of the Deposit Agreement, acquire good, marketable and valid legal title to such Ordinary Shares, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim. The registration of the Ordinary Shares underlying the ADSs in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law and subject to the terms of the Deposit Agreement, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Ordinary Shares with the beneficial ownership rights and interests in such Ordinary Shares being at all times vested with the beneficial owners of the Placement Shares representing the Ordinary Shares.
(m) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement and the Prospectus, and all of the issued share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable have been issued in compliance with the Company’s articles of association, the CA 2006 and applicable federal and state securities laws, and conform to the description thereof contained in the Prospectus under the heading “Description of Share Capital and Articles of Association”. All of the Company’s options and other rights to purchase or exchange any securities for the Company’s capital shares have been duly authorized and validly issued and were issued in compliance with the CA 2006 and applicable federal and state securities laws other than those which have been waived or satisfied. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as otherwise stated in the Prospectus, there are no authorized or outstanding share capital, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital shares of the Company or any of its subsidiaries other than those described above or accurately described in the Prospectus as of the dates referred to therein (except for subsequent issuances, if any, pursuant to this Agreement, or other than Ordinary Shares issued upon the exercise of share options or other awards outstanding under the Company’s share option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Ordinary Shares pursuant to employee share purchase plans). The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. All the outstanding share capital (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.
(n) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Placement Shares by the Company, the deposit of the Ordinary Shares represented by ADSs with the Custodian for the Depositary, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. or non-U.S. law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, to the extent that any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(o) No Consents Required. Except for the registration of the Placement Shares under the Securities Act and applicable state securities laws and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”), Nasdaq, or pursuant to the CA 2006 in connection with the purchase and distribution of the Placement Shares, the listing of the Placement Shares on the Nasdaq, no consent, approval, authorization or order of, or filing, qualification or registration (each, an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company, the issuance and sale of the Placement Shares, the deposit of the Ordinary Shares underlying the Placement Shares with the Custodian for the Depositary or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(p) Independent Auditors. PricewaterhouseCoopers LLP, who has audited and reviewed certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and applicable laws of England and Wales.
(q) Financial Statement. The financial statements, together with the related notes, included or incorporated by reference in the Prospectus and in the Registration Statement fairly, present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes and schedules included or incorporated by reference in the Prospectus. The financial statements, together with the related notes, included or incorporated by reference in the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included or incorporated by reference in the Registration Statement or the Prospectus. There is no pro forma financial information which is required to be included in the Registration Statement or the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required. The summary and selected financial data, if any, included or incorporated by reference in the Registration Statement and the Prospectus fairly present, the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement and the Prospectus.
(r) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(s) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus, (ii) any change in the share capital (other than the issuance of Ordinary Shares upon exercise of share options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital shares, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, shareholders’

equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.
(t) Legal Proceedings. Except as set forth in the Prospectus, to the Company’s knowledge, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that is required to be described in the Registration Statement or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened in writing by governmental or regulatory authorities.
(u) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association (or analogous governing instrument, as applicable) or (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), the Drug Enforcement Administration (“DEA”), the European Medicines Agency (“EMA”), the Medicines and Healthcare Products Regulatory Agency (“MHRA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, the DEA, the EMA, the MHRA) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v) Licenses or Permits. The Company and each of its subsidiaries possess all required licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA, the DEA, the EMA, the MHRA and any other state, federal, national and foreign agencies or bodies performing similar functions to the FDA, the DEA, the EMA and the MHRA or engaged in the regulation of pharmaceuticals) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Permits, except where the failure so to comply would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all such Governmental Permits are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received written notification of any revocation, significant modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit, which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that any such Governmental Permit will not be renewed, except where the failure to renew would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Governmental Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).
(w) Regulatory Matters. The Company is in compliance with all statutes, rules or regulations of the FDA, the DEA, the EMA, the MHRA and other comparable governmental agencies engaged in the regulation of pharmaceutical drugs applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company except where noncompliance would not, singularly or in the aggregate, have a Material Adverse Effect. The nonclinical studies and clinical trials conducted by or on behalf of the Company that are described in the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects with all applicable federal, state and foreign laws, rules, orders and regulations; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement and Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Prospectus, the results of which are inconsistent with or reasonably call into question the results described or referred to in the Prospectus; and the Company has not received any written notices or correspondence from the FDA, the DEA, the EMA, the MHRA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies and Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all federal, state, local or foreign applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder (“HIPAA”). Neither the Company, nor its subsidiaries or any of their respective directors, officers, employees or, to the Company’s knowledge, agents is or since January 1, 2015 has been debarred, suspended or excluded or, to the knowledge of the Company, engaged in any conduct that would reasonably be expected to result in a debarment, suspension or exclusion from any federal or state government health care program or human clinical research. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator, as such term is defined in Title 21, Section 50.3 of the U.S. Code of Federal Regulations, who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules and regulations of the FDA, the DEA, the EMA, the MHRA or comparable regulatory agencies outside of the United States to which the Company is subject.
(x) Regulatory Compliance. Neither the Company nor any of its subsidiaries has received any unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or written notice from the FDA, or any other court or arbitrator or federal, state, local, or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FDCA”). The Company and its subsidiaries have been in material compliance with applicable health care laws, including without limitation, the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), 18 U.S.C. §§ 286 and 287 (criminal health care fraud statutes), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.) the exclusions law (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, including, without limitation, the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws relating to the regulation of the Company (collectively, “Health Care Laws”). Further, the Company and its subsidiaries have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation of the Company or any of its subsidiaries is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened in writing, except, in both circumstances, as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority.
(y) Criminal Laws. Neither the Company nor any of its subsidiaries has engaged in or will engage in (i) any direct or indirect dealings or transactions in violation of applicable criminal laws, including, without limitation, the Controlled Substances Act of 1970, the Racketeering Influenced and Corrupt Practices Act of 1977, the Fraud Act of 2006, the Theft Act of 1968 the Travel Act of 1961 or any anti-money laundering statute, or (ii) any “aiding and abetting” in any violation of applicable criminal laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to criminal laws is pending or threatened except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(aa) Related Party Transactions. There are no business relationships or related person transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus that have not been described as required.
(bb) No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
(cc) Intellectual Property. The Company and its subsidiaries own or possess the right to (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted to the extent described in the Prospectus. The Company and its subsidiaries have not received written advice from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person and have not received written notice of any challenge other than that described in the Registration Statement, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its violation of, any valid and enforceable Intellectual Property Rights of any other person. To the Company’s knowledge, there are no third parties who have rights to any Intellectual Property Rights described in the Registration Statement and the Prospectus as being exclusively licensed to the Company, including no liens, security interests, or other encumbrances, except for customary reversionary rights of third party licensors with respect to Intellectual Property Rights that are disclosed as licensed to the Company or one or more of its subsidiaries. To the Company’s knowledge, there is no infringement by marketing of an FDA-approved product by third parties of any Intellectual Property Assets described in the Registration Statement and the Prospectus as being owned by or licensed to the Company. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property Rights disclosed in the Registration Statement and the Prospectus as being owned by the Company. To the Company’s knowledge, all licenses for the use of the Intellectual Property Rights material to its business described in the Prospectus are valid, binding upon and enforceable by or against the parties thereto in accordance to their terms. The Company has complied in all material respects with, and has not received a written claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the Prospectus, no written claim has been made against the Company (i) alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright or trade secret of any person or (ii) challenging the validity, enforceability, or scope of any Intellectual Property Rights owned or exclusively licensed by the Company, including no interferences, oppositions, reexaminations, or government proceedings. The Company has taken all reasonable steps to protect and maintain its Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person under any written agreement in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public. The Company and each of its subsidiaries has taken reasonable steps to obtain executed nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries. To the Company’s Knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property Rights have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. The Company has at all times complied with all applicable federal, state, local or foreign laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s business. No written claims have been asserted against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, denial of service or destruction. The Company and each of its subsidiaries has taken reasonable actions to obtain ownership of all works of authorship and inventions made by its employees and consultants which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.
(dd) Privacy Laws. The Company and its subsidiaries are, and at all prior times since January 1, 2015 were, in material compliance with all applicable data privacy and security laws and regulations, including, in each case, to the extent applicable, the HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), including as it continues to form part of law in the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 (the “UK GDPR”), and the California Consumer Privacy Act (CCPA) (collectively, “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”) and any other confidential information in possession of the Company (collectively, with Personal Data, the “Sensitive Data”). The Policies have been designed and kept updated to maintain compliance with the Privacy Laws. The Company provides accurate notice of its Policies to those data subjects whose Personal Information whose Personal Data is subject to the Policies. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR and the UK GDPR, as applicable; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, none of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the Company’s knowledge the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries, (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.
(ee) IT Systems. (i) To the Company’s knowledge, there has been no actual or alleged security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including any Sensitive Data and the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”) and (ii) the Company and its subsidiaries have materially complied, and are presently in material compliance with, all applicable laws, statutes, security policies of the Company and its subsidiaries, as applicable and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.
(ff) Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.
(gg) No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.
(hh) Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received or may rely upon a favorable determination or opinion letter with respect to its qualification, and to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.
(ii) Environmental Laws and Hazardous Materials. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.
(jj) Taxes. The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state and local and all non-U.S. taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above that (a) are being contested in good faith and for which reserves in accordance with GAAP have been taken on the Company’s most recent financial statements or (b) would not, singularly or in the aggregate, have a Material Adverse Effect.
(kk) Transfer Taxes. No stamp duty, stamp duty reserve, registration, documentary, issue, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in the United Kingdom or the United States by or on behalf of Cowen, the Company or any of its subsidiaries in connection with (i) the issuance and delivery of the Ordinary Shares by the Company to the Depositary in the manner contemplated by this Agreement and the Deposit Agreement; (ii) the issuance, sale and delivery of the ADSs (or the ADRs evidencing the ADSs), in each case in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the sale, agreement to sell, issuance or delivery of the ADSs (or the ADRs evidencing the ADSs) to purchasers thereof in the manner contemplated by this Agreement (including the resale of such ADSs and ADRs by

Cowen) through the facilities of DTC; or (iv) the execution and delivery of this Agreement or the Deposit Agreement.
(ll) United States and United Kingdom Tax Considerations. The statements contained in the Prospectus under the headings (i) “Material Income Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders” and (ii) “Material Income Tax Considerations—UK Taxation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
(mm) Insurance. The Company and each of its subsidiaries carry or are covered by, insurance in such amounts and covering such risks for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar businesses, at a similar stage of development, in similar industries. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.
(nn) Accounting Controls. The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(oo) Disclosure Controls. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.
(pp) Material Agreements. There is no license, lease, contract, or other agreement or document required by the Securities Act or by the Securities Act to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described therein or filed therewith as required; and all descriptions of any such licenses, leases, contracts, or other agreements or documents contained in the Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such license, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company and its subsidiaries have not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.
(qq) No Registration Rights. No person or entity has the right to require registration of shares of Ordinary Shares, ADSs or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement, the ADS Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.
(rr) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Placement Shares as described in the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.
(ss) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or Cowen for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares or any transaction contemplated by this Agreement, the Registration Statement or the Prospectus.
(tt) No Restrictions on Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital shares, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(uu) Dividends. Except as disclosed in the Registration Statement and the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of Ordinary Shares. Under current laws and regulations of England and Wales and any political subdivisions thereof, any amount payable with respect to the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company and its subsidiaries may be paid by the Company or the relevant subsidiary in United States dollars or euros and freely transferred out of the United Kingdom, and no such payments made to the holders thereof or therein who are either the Company, or any subsidiary, or non-residents of the United Kingdom who hold their Ordinary Shares as an investment and not in connection with any trade carried on by them, will be subject to income, withholding or other taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivisions or taxing authorities thereof or therein.
(vv) Insolvency. No order has been made or petition or application presented or resolution passed by the Company or any of its subsidiaries or any of their respective directors for the winding up of the Company or any of its subsidiaries or for the appointment of a provisional liquidator to the Company or any of its subsidiaries or for an administration order in respect of the Company or any of its subsidiaries; no receiver or receiver and manager has been appointed by any person of the whole or any part of the business or assets of the Company or any of its subsidiaries; no voluntary arrangement has been proposed under section 1 of the United Kingdom Insolvency Act 1986, as amended, in respect of the Company or any of its subsidiaries; no compromise or arrangement has been proposed, agreed to or sanctioned under section 899 of the CA 2006 in respect of the Company or any of its subsidiaries; no action is being taken to strike the Company or any of its subsidiaries off the register of companies under sections 1000 or 1003 of the CA 2006; and, to the Company’s knowledge, no equivalent steps or action are being undertaken, or equivalent circumstances exist, in any jurisdiction outside the United Kingdom.
(ww) PFIC and Foreign Personal Holding Company Status. The Company is not currently a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Code, and the Company is not likely to become a PFIC. The Company is not currently a “foreign personal holding company” within the meaning of the Code.
(xx) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(yy) ADS. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from

Nasdaq, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.
(zz) Sarbanes-Oxley Act. There is and has been no failure on the part of the company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(aaa) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee or agent of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered any unlawful payment, directly or indirectly, to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (iii) violated any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of England and Wales, including, without limitation, the UK Bribery Act 2010, as amended or any other applicable anti-corruption or anti-bribery laws, rules, or regulations (collectively, the “Anti-Corruption Laws”) or (iv) made any other unlawful payment. The Company and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(bbb) Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the Board, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.
(ccc) Statistical and Market Data. The statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.
(ddd) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the

Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(eee) Compliance with OFAC.
(i)    None of the Company, any of its subsidiaries, or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).
(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that, at the time of the dealing or transaction, is or was the subject of Sanctions.
(fff) No Associated Persons; FINRA Matters. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(rr) of the By-laws of FINRA) of, any member firm of FINRA.
(ggg) Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by courts in England and Wales except as may be limited by general principles of equity. The Company has the corporate power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Prospectus or the offering of the Placement Shares in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.
(hhh) Enforceability. This Agreement and the Deposit Agreement are each in proper form to be enforceable in England and Wales in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement or the Deposit Agreement it is not necessary that this Agreement or the Deposit Agreement, respectively, be filed or recorded with any court or other authority in England and Wales (other than court filings in the ordinary course of proceedings).
(iii) Final Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the English courts as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things; (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable); (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a New York Court or was obtained in breach of a jurisdiction or arbitration clause except with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and (f) enforcement proceedings are not commenced within six years of the date of such judgment. The Company is not aware of any reason why the enforcement in England and Wales of such a New York Court judgment would be, as of the date hereof, contrary to public policy of England and Wales or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable).
(jjj) Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of England and Wales, New York or the United States, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in England and Wales, or, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.
Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.
The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
7.    Covenants of the Company. The Company covenants and agrees with Cowen that:
(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the ADS Registration Statement or the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the ADS Registration Statement, the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s request, any amendments or supplements to the ADS Registration Statement, the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Cowen (provided, however, that (A) the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide Cowen any advance copy of such filing or to provide Cowen an opportunity to object to such filing if the filing does not name Cowen or does not relate to the transaction herein provided, and (C) the only remedy Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing of such amendment or supplement despite Cowen’s objection shall be to cease making sales under this Agreement); (iii) the Company will not file any amendment or supplement to the ADS Registration Statement, the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the ADS Registration Statement, the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise.
(b) Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the ADS Registration Statement or the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.
(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the ADS Registration Statement, the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the ADS Registration Statement, the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interests of the Company.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.
(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the reasonable expense of the Company) copies of the ADS Registration Statement, the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the ADS Registration Statement, the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.
(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 7(f).
(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of any amendment to the ADS Registration Statement, the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, and (vii) the reasonable documented fees and disbursements of Cowen’s counsel in an amount not to exceed $75,000 in connection with the execution of this Agreement.
(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for 5 trading days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any ADSs or Ordinary Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for ADSs, Ordinary Shares, warrants or any rights to purchase or acquire ADSs or Ordinary Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of ADSs or Ordinary Shares, options to purchase Ordinary Shares or ADSs or ADSs or Ordinary Shares issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other share plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Ordinary Shares or ADSs pursuant to any written trading plan or arrangement established under SEC Rule 10b5-1, (iv) the issuance or sale of ADSs or Ordinary Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance or (v) any ADSs or Ordinary Shares issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to Cowen, to file a registration statement under the Securities Act.
(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement.
(k) Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location mutually agreeable to the parties, as Cowen may reasonably request.
(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Forms 6-K and 10-Q, as applicable, and in its Annual Report on Form 10-K, the number of the Placement Shares sold through Cowen under this Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Placement Shares and the compensation paid by the Company with respect to sales of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.
(m) Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time the Company files (i) the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) an annual report on Form 10-K under the Exchange Act; (iii) its reports on Forms 6-K and 10-Q, as applicable, under the Exchange Act containing financial information which is deemed to be incorporated by reference in the Registration Statement and Prospectus; or (iv) a report on Form 6-K or 8-K, as applicable, containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Bring-Down Date if requested by Cowen. The requirement to provide a certificate under this Section 7(m) shall be waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Placement Shares, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.
(n) Legal Opinion. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen a written opinion of (i) Goodwin Procter LLP (“Company Counsel”) and (ii) Goodwin Procter (UK) LLP, UK counsel to the Company (“UK Company Counsel”), or other counsel satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the date that the opinions are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, Company Counsel and UK Company Counsel may furnish Cowen with a letter to the effect that Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).
(o) Comfort Letter. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the ADSs to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Cowen; provided, however, that the Company may bid for and purchase ADSs in accordance with Rule 10b-18 under the Exchange Act.
(q) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.
(r) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.
(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(u) No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy ADSs hereunder.
(v) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.
(w) Affirmation. Each Placement Notice delivered by the Company to Cowen shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance).
(x) Transfer Taxes. The Company will indemnify and hold Cowen harmless against any Transfer Taxes, including any interest and penalties, in respect of (i) the issuance and delivery of the Placement Shares by the Company in the manner contemplated by this Agreement and the Deposit Agreement, (ii) the issuance, sale and delivery of the ADSs (or the ADRs evidencing the ADSs) to or for the account of Cowen, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the sale, agreement to sell, issuance or delivery by Cowen of the ADSs (or the ADRs evidencing the ADSs) to initial purchasers thereof in the manner contemplated by this Agreement and the Deposit Agreement (including any resale by Cowen of the ADSs or ADRs); and (iv) the execution, delivery and performance of this Agreement or the Deposit Agreement.
All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges whatsoever, and all interest, penalties or similar liabilities with respect thereto (“Taxes”) unless the Company is compelled by law to deduct or withhold such Taxes. In that event, and except for any net income, capital gains or franchise taxes imposed on Cowen by the United Kingdom or the United States or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between Cowen and such jurisdiction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
(y) VAT. If the performance by Cowen of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by Cowen of any supply of goods or services to the Company (to the extent applicable), the Company shall pay to Cowen, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services and Cowen shall issue the Comapny (to the extent applicable) with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum (a “Relevant Sum”) is paid or reimbursed to Cowen pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of VAT (the “VAT Element”), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to Cowen but only to the extent that Cowen (or its representative member) is, not entitled to credit or repayment in respect of such VAT Element from the relevant tax authority. For the purposes of this Agreement, “VAT” means value added tax as provided for in the Value Added Tax Act 1994 (“VATA”) and subordinate legislation made under VATA as amended, modified or re-enacted (whether before or after the date of this Agreement) and any similar sales, consumption, use or turnover tax whether within the United Kingdom or elsewhere in the world, and “representative member” has the meaning provided in the VATA.
(z) Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Placement Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Placement Shares, in a form satisfactory to Cowen, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Placement Shares to continue as contemplated in the expired registration statement relating to the Placement Shares. References herein to the Registration Statement shall include such new shelf registration statement.
8.    Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:
(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued pursuant to any Placement Notice.
(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus;

(ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c) No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s opinion is material, or omits to state a fact that in Cowen’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(e) Company Counsel Legal Opinions. Cowen shall have received the opinions of Company Counsel and UK Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).
(f) Cowen Counsel Legal Opinion. Cowen shall have received from Cooley LLP, counsel for Cowen, such opinion or opinions, on or before the date on which the delivery of the Company Counsel and UK Company Counsel legal opinions are required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Comfort Letter. Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).
(h) Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).
(i) Secretary’s Certificate. On or prior to the First Delivery Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to Cowen and its counsel.
(j) No Suspension. Trading in the ADSs shall not have been suspended on Nasdaq.
(k) Depositary’s Counsel Legal Opinion. Cowen shall have received from Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, an opinion, on or prior to the First Delivery Date, dated as of such date, in form and substance satisfactory to Cowen and its counsel.
(l) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.
(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(n) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.
(o) Deposit of Ordinary Shares. The Ordinary Shares underlying the Placement Shares to be issued on the relevant Settlement Date will, at the relevant Settlement Date, be issued to, and deposited with, the Depositary’s custodian (or its nominee) in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary against receipt of such Ordinary Shares.
(p) No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9.    Indemnification and Contribution.
(a) Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the ADSs under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with solely Agent’s Information. “Agent’s Information” means, solely, the following information in the Prospectus: the third sentence of the eight paragraph and the tenth paragraph under the caption “Plan of Distribution” in the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b) Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.
(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly upon the indemnifying party’s receipt of a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the

Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
10.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
11.    Termination.
(a) Cowen shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), Cowen’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, or (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction), Section 17 (Waiver of Jury Trial) and Section 18 (Judgement Currency) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required notice as specified in Section 12 (Notices).
(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.
(c) Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.
(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16, Section 17 and Section 18 shall remain in full force and effect.
(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
12.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1130, Attention: General Counsel, email: Bradley.friedman@cowen.com, with a copy to Cooley LLP, fax no. 212-479-6275, attention: Daniel I. Goldberg; or if sent to the Company, shall be delivered to COMPASS Pathways plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom, Attention: General Counsel; with a copy to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, United States, Attention: Benjamin K. Marsh, Esq., Fax: (646) 558-4153. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.
13.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder to an affiliate of Cowen without obtaining the Company’s consent.
14.    Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares or ADSs, as applicable.
15.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
16.    Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. The Company and its subsidiaries appoints Daniel Maalo, c/o COMPASS Pathways plc, with offices at 180 Varick Street, New York, New York 10014 (and his successors) as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or its subsidiaries by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

17.    Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
18.    Judgement Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to Cowen shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) Business Day, following receipt by Cowen of any sum adjudged to be so due in such other currency, on which (and only to the extent that) Cowen may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to Cowen hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Cowen against such loss.
19.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a) Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Placement Shares contemplated hereby and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;
(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c) the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.
20.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

ACCEPTED as of the date
first-above written:

COMPASS PATHWAYS PLC

By:	/s/ George Goldsmith
Name:	George Goldsmith
Title:	Chief Executive Officer

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Cowen At the Market Offering—Placement Notice
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement between COMPASS Pathways plc (the “Company”), and Cowen and Company, LLC (“Cowen”) dated October 8, 2021 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [ ] ADSs, at a minimum market price of $_______ per ADS. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2
Notice Parties

Company

Chief Executive Officer

Chief Executive Officer

Cowen

Michael J. Murphy	Managing Director

William Follis	Managing Director

SCHEDULE 3
Compensation
Cowen shall be paid compensation up to 3.0% of the gross proceeds from the sales of ADSs pursuant to the terms of this Agreement.

Exhibit 7(m)
OFFICER CERTIFICATE
The undersigned, the duly qualified and elected _______________________ of COMPASS Pathways plc (“Company”), a public limited company incorporated under the laws of England and Wales with registered number 12696098, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated October 8, 2021 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned:
(i)    The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii)    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date: